SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2000

Commission File Number 333-29141

MMI PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-1622891
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

515 Greens Road	77067
Houston, Texas	(Zip code)
(Address of principal executive offices)

(281) 876-0080

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 31, 2000, MMI Products, Inc. ("MMI") paid a $26.2 million dividend to its parent company, Merchants Metals Holding Company ("MMHC"). To fund this dividend, MMI temporarily increased the maximum borrowing limit on its revolving credit facility from $75 million to $90 million for the period from August 31, 2000 through November 30, 2000. The dividend was used by MMHC to reduce the balance of its subordinated credit facility.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMI PRODUCTS, INC.

Date: August 31, 2000	/s/ ROBERT N. TENCZAR

Robert N. Tenczar
Vice President and Chief Financial Officer